EXHIBIT 4.91
                                                                    ------------
                                 AMENDMENT NO. 3

                                       TO

                  AMENDED AND RESTATED SERIES 1998-1 SUPPLEMENT

                          dated as of February 24, 2003

                                      among

                            RENTAL CAR FINANCE CORP.,
                             an Oklahoma corporation

                     DTG OPERATIONS, INC., formerly known as
                        Dollar Rent A Car Systems, Inc.,
                             an Oklahoma corporation

                     DOLLAR THRIFTY AUTOMOTIVE GROUP, INC.,
                             a Delaware corporation

                      DEUTSCHE BANK TRUST COMPANY AMERICAS,
                    formerly known as Bankers Trust Company,
                         a New York banking corporation,
                        as Trustee and Enhancement Agent

                  CREDIT SUISSE FIRST BOSTON, NEW YORK BRANCH,
                 as the Series 1998-1 Letter of Credit Provider

                                       and

                          DOLLAR THRIFTY FUNDING CORP.,
                            an Oklahoma corporation,
                      as the sole Series 1998-1 Noteholder

                                 AMENDMENT NO. 3
                TO AMENDED AND RESTATED SERIES 1998-1 SUPPLEMENT
                ------------------------------------------------


     This Amendment No. 3 to Amended and Restated Series 1998-1 Supplement dated as of February 24, 2003 ("Amendment"), among Rental Car Finance Corp., an Oklahoma corporation ("RCFC"), DTG Operations, Inc., formerly known as Dollar Rent A Car Systems, Inc., an Oklahoma corporation ("Operations"), Dollar Thrifty Automotive Group, Inc., a Delaware corporation ("DTAG"), Deutsche Bank Trust Company Americas, formerly known as Bankers Trust Company, a New York banking corporation, as Trustee and Enhancement Agent (the "Trustee"), Credit Suisse First Boston, New York Branch, as the Series 1998-1 Letter of Credit Provider ("CSFB"), and Dollar Thrifty Funding Corp., an Oklahoma corporation, as the sole Series 1998-1 Noteholder ("DTFC"; RCFC, Operations, DTAG, the Trustee, CSFB and DTFC are collectively referred to herein as the "Parties").

                                    RECITALS:
                                    --------

     A. RCFC, as Issuer, and the Trustee entered into that certain Base Indenture dated as of December 13, 1995, as amended by the Amendment to Base Indenture dated as of December 23, 1997 (the "Base Indenture"); and

     B. RCFC and the Trustee entered into that certain Amended and Restated Series 1998-1 Supplement dated as of February 26, 2002, as amended by (i) Amendment No. 1 to Amended and Restated Series 1998-1 Supplement dated as of August 12, 2002, and (ii) Amendment No. 2 to Amended and Restated Series 1998-1 Supplement dated as of December 12, 2002 (as amended to the date hereof, the "Series 1998-1 Supplement"; the Base Indenture and any Supplement thereto, including the Series 1998-1 Supplement are collectively referred to herein as the "Indenture"); and

     C. The Parties wish to amend the Series 1998-1 Supplement as provided herein.

     NOW THEREFORE, the Parties hereto agree as follows:

     1. Definitions. Capitalized terms used in this Amendment not herein defined shall have the meaning contained in the Series 1998-1 Supplement and if not defined therein shall have the meaning set forth in the Definitions List attached as Schedule 1 to the Base Indenture.

     2.   Amendments. The Series 1998-1 Supplement is hereby amended as follows:

          (a)  By  deleting   the   phrase  "Excepted  Dollar  Acquisitions"  in
subparagraph  (b) of the  definition  of  "Capital  Expenditures"  contained  in
Article 2(b) and replacing it with "Excepted Acquisition".

          (b)  By  deleting the  definition of "Credit  Agreement"  contained in
Article 2(b) in its entirety and replacing it with the following:


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

               ""Credit Agreement" means the Second Amended and Restated Credit Agreement, dated as of December 6, 2002, among DTAG, Operations and Thrifty, as borrowers, the financial institutions from time to time party thereto, as lenders, Credit Suisse First Boston, as administrative agent for the lenders, JPMorgan Chase Bank (formerly known as The Chase Manhattan Bank), as syndication agent for the lenders, and Credit Suisse First Boston and JPMorgan Chase Securities Inc. (formerly known as Chase Securities Inc.), as co-arrangers, as the same may be amended, supplemented, restated or otherwise modified from time to time in accordance with its terms."

          (c) By adding the following to the end of subparagraph (b) of the definition of "EBITDA" contained in Article 2(b):

               ", plus (v) for any such period that includes any period from December 1, 2002 to and including December 31, 2003 (the "subject period"), Corporate Reorganization Expenses incurred during the subject period in an amount not to exceed $3,000,000."

          (d) By adding the following after the words "Fiscal Year" in the second line of the definition of "Excess Cash Flow" contained in Article 2(b):

               "(without giving effect to subclause (b)(v) of the definition of "EBITDA")"

          (e)  By  deleting   the  definition  of   "Series   1998-1   Available
Subordinated Amount Maximum Increase" contained in Article 2(b) in its entirety.

          (f) By deleting "15%" in each place contained in the definition of "Series 1998-1 Non-Program Enhancement Percentage" contained in Article 2(b) and replacing each with "16%".

          (g) By deleting "10%" contained in the definition of "Series 1998-1 Program Enhancement Percentage" contained in Article 2(b) and replacing it with "11%".

          (h) By adding the following definition to Article 2(b) in its proper alphabetical sequence:

               ""Corporate Reorganization Expenses" means expenses related to the Corporate Reorganization (as such term is defined in the Credit Agreement, as in effect on the date hereof and without giving effect to any amendments of such term, unless otherwise


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

               agreed to by the liquidity lenders under the Liquidity Agreement) including expenses resulting from (i) headquarters relocations,
               (ii) employee relocations, (iii) severance pay, (iv) installation of "Fastlane" at the "Thrifty" vehicle rental locations, (v) transition of personnel, systems, and facility lease from Florida to Tulsa headquarters, (vi) software licensing, (vii) information technology systems interfaces,
               (viii) sales taxes for  transferring  assets,
               (ix) amendment fees and legal expenses relating to the Amendment Agreement (as such term is defined in the Credit Agreement as in effect on the date hereof and without giving effect to any amendments of such term, unless otherwise agreed to by the liquidity lenders under the Liquidity Agreement), the Credit Agreement and vehicle financing and leasing documents, (x) contract terminations and revisions and (xi) costs of establishing New Dollar and qualifying New Dollar to do business in each jurisdiction in which such qualification is necessary or desirable, in each case, as determined by DTAG."

          (i) By deleting the proviso at the end of Section 4.7(d)(v) in its entirety and replacing it with the following:

               "provided, however, that RCFC shall have no obligation to so increase the Series 1998-1
               Available Subordinated Amount at any time."

          (j)  By adding the following as a new Section 8.7:

               "Section 8.7 Financed Vehicles. RCFC shall not lease any Financed Vehicles under the Financing Lease without the prior written consent of the holders of the Group II Series of Notes, each Enhancement Provider with respect to each Group II Series of Notes and the Rating Agencies (which consent of the Rating Agencies may be evidenced by a written confirmation by such Rating Agencies that the leasing of such Financed Vehicles by RCFC under the Financing Lease will not result in the reduction or withdrawal of the then current ratings on each outstanding Group II Series of Notes)."


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

     3. Effect of Amendment. Except as expressly set forth herein, this Amendment shall not by implication or otherwise limit, impair, constitute a waiver of, or otherwise affect the rights and remedies of any of the Parties hereto under the Series 1998-1 Supplement, nor alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Series 1998-1 Supplement, all of which are hereby ratified and affirmed in all respects by each of the Parties hereto and shall continue in full force and effect. This Amendment shall apply and be effective only with respect to the provisions of the Series 1998-1 Supplement specifically referred to herein and any references in the Series 1998-1 Supplement to the provisions of the Series 1998-1 Supplement specifically referred to herein shall be to such provisions as amended by this Amendment.

     4. Applicable Provisions. Pursuant to Section 11.2 of the Base Indenture and Section 8.6 of the Series 1998-1 Supplement, the Trustee, RCFC, the Servicers, the Required Noteholders with respect to the Series 1998-1 Notes and the Series 1998-1 Letter of Credit Provider may enter into an amendment to the Series 1998-1 Supplement provided that (i) the Rating Agencies shall consent thereto in writing by issuing a letter confirming their ratings, and (ii) as evidenced by an Opinion of Counsel, such amendment affects only the Series 1998-1 Noteholders.

     5. Waiver of Notice. Each of the Parties hereto waives any prior notice and any notice period that may be required by any other agreement or document in connection with the execution of this Amendment.

     6. Binding Effect. This Amendment shall be binding upon and inure to the benefit of the Parties and their respective successors and assigns.

     7. GOVERNING LAW. THIS AMENDMENT SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK (WITHOUT GIVING EFFECT TO THE PROVISIONS THEREOF REGARDING CONFLICTS OF LAWS), AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HERETO SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

     8. Counterparts. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when executed and delivered shall be deemed to be an original and all of which taken together shall constitute but one and the same agreement.

                         [SIGNATURES ON FOLLOWING PAGES]


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



     IN WITNESS WHEREOF, the Parties have caused this Amendment to be duly executed and delivered as of the day and year first above written.

                                        RCFC:
                                        ----

                                        RENTAL CAR FINANCE CORP., an Oklahoma
                                        corporation

                                        By: ____________________________________
                                             Pamela S. Peck
                                             Vice President and Treasurer


                                        TRUSTEE AND ENHANCEMENT AGENT:
                                        -----------------------------

                                        DEUTSCHE BANK TRUST COMPANY
                                        AMERICAS, formerly known as Bankers
                                        Trust Company, a New York banking
                                        corporation

                                        By: ____________________________________
                                             Name: _____________________________
                                             Title: ____________________________


                                        SERVICERS:
                                        ---------

                                        DTG OPERATIONS, INC., formerly known as Dollar Rent A Car Systems, Inc., an Oklahoma corporation

                                        By: ____________________________________
                                             Pamela S. Peck
                                             Treasurer


                                        DOLLAR THRIFTY AUTOMOTIVE GROUP, INC.,
                                        a Delaware corporation

                                        By: ____________________________________
                                             Pamela S. Peck
                                             Treasurer


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




                                        SOLE SERIES 1998-1 NOTEHOLDER:
                                        -----------------------------

                                        DOLLAR THRIFTY FUNDING CORP., an
                                        Oklahoma corporation

                                        By: ____________________________________
                                             Pamela S. Peck
                                             Vice President and Treasurer


                                        SERIES 1998-1 LETTER OF CREDIT PROVIDER:
                                        ---------------------------------------

                                        CREDIT SUISSE FIRST BOSTON, NEW YORK
                                        BRANCH, a Swiss banking corporation

                                        By: ____________________________________
                                             Name: _____________________________
                                             Title: ____________________________

                                        By: ____________________________________
                                             Name: _____________________________
                                             Title: ____________________________




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





     The following financial institutions hereby consent to the foregoing Amendment No. 3 as of the day and year first above written.

LIQUIDITY COMMITMENT:                   LIQUIDITY LENDER:
--------------------                    ----------------


$70,000,000                             CREDIT SUISSE FIRST BOSTON, NEW YORK
                                        BRANCH,  a Swiss banking corporation


                                        By: ____________________________________
                                             Name: _____________________________
                                             Title: ____________________________

                                        By: ____________________________________
                                             Name: _____________________________
                                             Title: ____________________________

LIQUIDITY COMMITMENT:                   LIQUIDITY LENDER:
--------------------                    ----------------


$70,000,000                             JPMORGAN CHASE BANK


                                        By: ____________________________________
                                             Name: _____________________________
                                             Title: ____________________________

LIQUIDITY COMMITMENT:                   LIQUIDITY LENDER:
--------------------                    ----------------


$35,000,000                             THE BANK OF NOVA SCOTIA


                                        By: ____________________________________
                                             Name: _____________________________
                                             Title: ____________________________




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



LIQUIDITY COMMITMENT:                   LIQUIDITY LENDER:
--------------------                    ----------------


$50,000,000                             ABN AMRO BANK N.V.


                                        By: ____________________________________
                                             Name: _____________________________
                                             Title: ____________________________

                                        By: ____________________________________
                                             Name: _____________________________
                                             Title: ____________________________







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



LIQUIDITY COMMITMENT:                   LIQUIDITY LENDER:
--------------------                    ----------------


$25,000,000                             CREDIT INDUSTRIEL ET COMMERCIAL


                                        By: ____________________________________
                                             Name: _____________________________
                                             Title: ____________________________

                                        By: ____________________________________
                                             Name: _____________________________
                                             Title: ____________________________









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



LIQUIDITY COMMITMENT:                   LIQUIDITY LENDER:
--------------------                    ----------------


$50,000,000                             BNP PARIBAS


                                        By: ____________________________________
                                             Name: _____________________________
                                             Title: ____________________________


                                        By: ____________________________________
                                             Name: _____________________________
                                             Title: ____________________________




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



LIQUIDITY COMMITMENT:                   LIQUIDITY LENDER:
--------------------                    ----------------


$50,000,000                             BANK OF MONTREAL


                                        By: ____________________________________
                                             Name: _____________________________
                                             Title: ____________________________






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



LIQUIDITY COMMITMENT:                   LIQUIDITY LENDER:
--------------------                    ----------------


$25,000,000                             COMERICA BANK


                                        By: ____________________________________
                                             Name: _____________________________
                                             Title: ____________________________





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



LIQUIDITY COMMITMENT:                   LIQUIDITY LENDER:
--------------------                    ----------------


$60,000,000                             DEUTSCHE BANK AG, NEW YORK BRANCH


                                        By: ____________________________________
                                             Name: _____________________________
                                             Title: ____________________________


                                        By: ____________________________________
                                             Name: _____________________________
                                             Title: ____________________________



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



LIQUIDITY COMMITMENT:                   LIQUIDITY LENDER:
--------------------                    ----------------


$25,000,000                             LANDESBANK HESSEN-THURINGEN GIROZENTRALE


                                        By: ____________________________________
                                             Name: _____________________________
                                             Title: ____________________________

                                        By: ____________________________________
                                             Name: _____________________________
                                             Title: ____________________________




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



LIQUIDITY COMMITMENT:                   LIQUIDITY LENDER:
--------------------                    ----------------


$25,000,000                             KEYBANK NATIONAL ASSOCIATION


                                        By: ____________________________________
                                             Name: _____________________________
                                             Title: ____________________________



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